UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2024

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 16, 2024 (the “Effective Date”), the Compensation Committee of the Board of Directors of National CineMedia, Inc. (the “Company”) appointed Catherine Sullivan, 58, as the Company's President - Sales, Marketing and Partnerships.
Ms. Sullivan founded CSA Media, a media consulting firm, in August 2023 through which she serves as an advisor to several private companies in the media and ad tech sectors. Ms. Sullivan was previously the Chief Executive Officer of PHD Media US, a media and advertising agency, from September 2020 to June 2023. Before PHD Media US, Ms. Sullivan served as the President of Investment from October 2016 to February 2019 and Chief Investment Officer of North America from February 2019 to September 2020 for Omnicom Media Group, a media and advertising agency. Prior to working for Omnicom Media Group, Ms. Sullivan held sales leadership roles at ABC Television from 2001 to 2016 and began her career working in progressively senior roles in the sales organization at NBC Universal from 1988 to 2001.
The Company entered into an employment agreement with Ms. Sullivan (the “Employment Agreement”) dated May 15, 2024. A summary of the material terms and conditions of the Employment Agreement is set forth below.
Employment Term. The term of the Employment Agreement is the Effective Date through December 31, 2027, unless terminated earlier by the Company or Ms. Sullivan.
Base Salary and Annual Incentive Opportunities. Ms. Sullivan’s annual salary will be $650,000. Ms. Sullivan will be eligible to participate in the Company’s annual cash bonus program for senior executive officers, with a target annual bonus equal to 85% of her salary earned as President - Sales, Marketing and Partnerships during the applicable period. Ms. Sullivan will also have the opportunity to receive long-term incentive awards in such amounts and pursuant to the terms as determined by the Company’s Board of Directors. Pursuant to the terms of the Employment Agreement, Ms. Sullivan’s long-term incentive opportunity for the year 2025 will have a grant date fair value of at least $600,000.
Initial Equity Grants. In connection with her appointment, Ms. Sullivan will receive a one-time equity award issued under the Company’s 2020 Omnibus Incentive Plan, as amended, consisting of time-based restricted stock units with a grant date fair value equal to $300,000 and performance-based restricted stock units with a grant date fair value equal to $300,000. The number of restricted stock units to be granted will be calculated by dividing the aforementioned fair values by the average closing share price of the Company’s common stock as reported by Nasdaq for the 30 days immediately prior to the grant date. The time-based restricted stock units and the performance-based restricted stock units will be granted under the terms of the grant agreements used in connection with the Company's Emergence Management Incentive Plan Requirement disclosed on the Current Report on Form 8-K dated February 2, 2024. The time-based and performance-based restricted stock units include the right to receive regular and special cash dividends, if and when the underlying shares vest.
Termination of Employment. If Ms. Sullivan’s employment is involuntarily terminated by the Company, she will receive an amount equal to 100% of her annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period. For up to 12 months following any such termination of employment, the Company will pay Ms. Sullivan an amount equal to 100% of the monthly premium paid by Ms. Sullivan for COBRA coverage under the Company’s group health and dental plans.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Ms. Sullivan does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Sullivan and any other persons pursuant to which Ms. Sullivan was selected as an officer of the Company. Ms. Sullivan does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Scott D. Felenstein, the Company's current President - Sales, Marketing and Partnerships, will step down from his role as of the Effective Date and depart the Company at the end of his contract on June 30, 2024. The Company intends to treat Mr. Felenstein’s termination of employment as an “Involuntary Termination” under his employment agreement with the Company, as described in the Company’s 2024 definitive proxy statement under the caption “Potential Payments Upon Termination or

Change in Control - Scott D. Felenstein - Without Cause or For Good Reason or Non-renewal by Company.” Mr. Felenstein’s termination of employment is not the result of a violation of any Company policy.
Item 7.01 Regulation FD Disclosure
On May 15, 2024, the Company issued a press release announcing the transitions disclosed under Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated May 15, 2024 between National CineMedia, Inc. and Catherine Sullivan.
99.1	Press Release of National CineMedia, Inc. dated May 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: May 15, 2024	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer